CERTIFIED TRUE TRANSLATION SLOVO & DELO TRANSLATION SERVICES

LICENSE
FOR THE RIGHT TO USE
SUBSURFACE MINERAL RESOURCES

S	R	T	0	1	1	5	2	N	R

SERIES	NUMBER	TYPE

                                                                     "ATTIK-NEFT" Limited Liability Company
Issued to ----------------------------------------------------------------------------------------------------------------------------------------
                                                                                           (full name of legal entity)

                                                                                 Director, Elena Yurievna Denisova
represented by --------------------------------------------------------------------------------------------------------------------------------
                                                             (first name, middle name, last name of authorized representative of legal entity)

                                                   geological exploration, prospecting and production of hydrocarbons purpose and types of works ---------------------------------------------------------------------------------------------------------------

                                                                           within limits of Krasnoarmeisky-2 licensed area
----------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                    Krasnoarmeisky district of Saratov Region
Subsurface site is located at --------------------------------------------------------------------------------------------------------------
                                                                                            (name of locality, district, region)

Description of limits of subsurface site, corner point coordinates, copies of topographical plans, sections, etc are indicated in Appendix     1, 3     (number of appendix)

Right to use land plots received from: Administration of Krasnoarmeisky Municipality of Saratov Region, letter No. 01-10/1844 of August 08, 2006

Copies of documents and description of limits of subsurface site are indicated in Appendix     1, 4
                                                                                                                                                          (number of appendix)

Subsurface site has a status of:                         geological allotment and mining allotment

License expiration date:                                                                 August 19, 2032

SEAL

/Seal: FEDERAL AGENCY OF SUBSURFACE USE,
SARATOV TERRITORIAL AGENCY OF SUBSURFACE USE
R E G I S T E R E D
" 20 " August 2007
In register under no. 1152 / SRT 01152 NR
Signature: /Morozov, Head of Agency

The following documents are integral parts of the present license:

1.	Subsurface Use Agreement for Geological Prospecting, Exploration and Production of Hydrocarbons within limits of Krasnoarmeisky-2 Area in Saratov Region – 12 pages;

2.	Order No. 44 dated July 30, 2007 of Saratov Territorial Agency on Subsurface Use – 2 pages;

3.	Location map of Krasnoarmeisky-2 Area – 1 page;

4.	Letter No. 01-10/1844 of August 08, 2006 of Administration of Krasnoarmeisky Municipality of Saratov Region – 1 page;

5.	Application for participation at the auction for the right of subsurface use at Krasnoarmeisky-2 area – 1p;

6.	Certificate of state registration of legal entity – 1 page.

     Annex No.1
to License SRT 01152NR

LICENSE AGREEMENT
on conditions of subsurface use at Krasnoarmeisky-2 area,
located in Saratov region

          The territorial subsurface use agency for Saratov Region (hereinafter referred to as the Subsurface Manager) represented by its Director V.Y. Morozov, acting on the basis of the Regulations approved by Decree No. 57 of the Federal Agency for Subsurface Use, dated January 19, 2007, on the one hand, and the Limited Liability Company, Attik-Neft (hereinafter referred to as the License Holder), represented by its Director E.Y. Denisova, acting by virtue of the Company's Charter, on the other hand, have concluded this license agreement (hereinafter referred to as the Agreement) as to the following subsurface use conditions of Krasnoarmeisky-2 area:

Article 1. General provisions

          1.1. The Subsurface Manager grants the License Holder the right to use subsurface resources at Krasnoarmeisky-2 area aimed at geological prospecting, exploration and production of hydrocarbon materials.

          1.2. The right to subsurface use of Krasnoarmeisky-2 is granted to the License Holder in accordance with the provisions of the Law of the Russian Federation "On Subsurface Resources", Article 10.1, Clause 5, based on the decision of the Auction Committee approved on the basis of Decree No. 44 of the territorial subsurface use agency for Saratov Region dated July 30, 2007 (Annex 2 to the License).

          1.3. The Krasnoarmeisky-2 subsurface site may not be a subject of purchase and sale, donation, inheritance, deposit, pledge or transferred in any other form.

          1.4. The right to use subsurface resources of Krasnoarmeisky-2 area can be transferred from one person to another to the extent provided for by federal laws.

Article 2. Term of subsurface use

          2.1. The right to subsurface use of Krasnoarmeisky-2 area shall remain in effect during the entire license period and shall become effective on the day of license state registration.

          2.2. The subsurface use term can be extended by the License Holder in accordance with the established order for the period of field development calculated on the basis of the feasibility study related to hydrocarbon field development ensuring subsurface efficient use and protection.

          2.3. The License Holder can waive the right to subsurface use in accordance with the established order notifying the Subsurface Manager of the fact in writing at least six months prior to the stated date.

          2.4. The right to subsurface use shall be forfeited by the Subsurface Manager pursuant to clause 3 Part 1 Article 20 of the Law of Russian Federation "On Subsurface Resources" in case of failure to pay the charges and fees specified in clauses 6.1.1. and 6.1.2 hereof as they fall due.

          2.5. The right to subsurface use shall also be forfeited within the boundaries of the geological allotments in the cases specified in clause 4.3 hereof.

          2.6 The right to subsurface use can be early forfeited, suspended or limited by the Subsurface Manager on the basis and in accordance with the order established by Part 2 Article 20, 21 and 23 of the Russian Federation Law "On Subsurface Resources", provided that the License Holder violated essential license conditions.

          Essential license conditions are the requirements to the License Holder specified in clauses 4.2, 4.4, 6.2.1, 6.2.2. and 6.4 hereof.

          2.7. Pursuant to Articles 21, 26 of the Law of Russian Federation "On Subsurface Resources", before termination of the subsurface use term, including the case of early subsurface use right termination the License Holder shall, in accordance with the established order, do the following:

          1) to accomplish or discontinue all kinds of geological prospecting, exploration or production of hydrocarbon materials at the subsurface site, as well as other accompanying works;

          2) to carry out all and any required and duly approved abandonment or suspension of operation facilities, used for purposes contemplated herein within the framework of this Agreement;

          3) to bring the drilling wells and the other facilities into the state ensuring security and health safety of the population, environmental protection as well as safety of the field, wells and facilities;

          4) to conduct reclamation of the disturbed lands in accordance with the agreed and examined design documents and hand them over to the respective authorities, which provided the land allotments,

          5) to execute payments of all dues and taxes, related to subsurface use and negative environmental impact;

          6) in compliance with the established procedures make geological, field and other records available for filing;

          7) to return the license to subsurface use and the mining allotment.

          The License Holder shall bear the responsibility in accordance with the legislation of the Russian Federation until the abandonment and conservation activities are completed.

Article 3. Description of the Subsurface Area

          3.1. The Krasnoarmeisky-2 subsurface site is located on the territory of Krasnoarmeisk district, the Saratov region. The subsurface site location map is specified in Annex 3 to the license.

          Krasnoarmeisky-2 subsurface site is confined to its preliminary boundary on the map with the following geographic corner point coordinates:

Point	Northern latitude	Eastern longitude

No.
1	51 08'24"	45 27'48"
2	51 09'24"	45 34'24"
3	51 09'26"	45 45'40"
4	50 59'40"	45 45' 35"
5	50 59'32"	45 24' 50"

          The site area is 396.7 sq. km.

          3.2. For the period of conducting geological prospecting, the subsurface use area is granted the status of a geological allotment, which is unrestricted in terms of its depth.

          In case of field discovery, the subsurface site is preliminary assigned the status of mining allotment without depth limitations for the exploration period, within the field external boundaries.

          The subsurface sites of discovered fields are assigned the status of mining allotments with the depth limitation of 100 m below the bottom of the lower producing formation within the specified field boundaries for the hydrocarbons production period.

          Determination of the specified boundaries of the mining allotment shall be conducted in accordance with the established order after field exploration completion, state expert review of hydrocarbon resources, approval of the engineering design documentation related to field development with acquisition of required approval and due diligence results.

          3.3. Within the boundaries of Krasnoarmeisky-2 subsurface site there are neither hydrocarbon reserves (on balance at the Russian Federal State Reserves register) nor natural conservation territories.

          The prospective resources of Krasnoarmeisky-2 subsurface site are equal to 8.3 million tons of oil equivalent under D1 category.

          3.4. The prior consent for land sites allotment for geological prospecting, exploration and production of hydrocarbon materials at the subsurface site was given by the Administration of Krasnoarmeisk municipal district, Saratov region (Annex 4 to the license).

          3.5. Allotment of the land site within the ultimate boundaries and registration of the land rights of the subsurface user are conducted in accordance with the Russian Federation legislation.

Article 4. Terms and Conditions of Subsurface Use

          4.1. The License Holder shall ensure funding of the works aimed at geological prospecting, exploration and production of hydrocarbons on the Krasnoarmeisk-2 subsurface site at its own expense, including attracted funds.

          4.2. The License Holder undertakes to execute the following set of works aimed at geological prospecting of the subsurface site within the first five-years of license:

          4.2.1. To develop, agree and approve the "Program of geological prospecting and appraisal of the subsurface site of Krasnoarmeisk-2 area" in accordance with the established order within a one year period from the date of license state registration.

          The prospecting program can be specified by means of relevant subprograms for particular kinds of works, which are considered integral part of the "Program of geological prospecting and appraisal of the subsurface site of Krasnoarmeisk-2 area" for clause 4.2.4. hereof.

          4.2.2. To start 2D seismic works within a two-year period from the date of license state registration and to complete at least 350 linear kilometers of seismic profiles within a three-year period, including:
               - 2nd year of license period - 150 linear km,
               - 3rd year of license period - 100 linear km,
               - 4th year of license period - 100 linear km,

          4.2.3. To start drilling of the first exploration well within a three-year period from the date of license state registration and to complete construction of at least 3 exploration wells within a two-year period, including:
               – 4th year of license period - 2 wells;
               – 5th year of license period - 1 well.

          4.2.4. To ensure completion of the set of works aimed at hydrocarbon fields discovery and evaluation within a five-year period from the date of license state registration in accordance with the approved "Program of geological prospecting and appraisal of subsurface site of Krasnoarmeisk-2 area", with volume of works not lower than the figures specified in Clauses 4.2.2 and 4.2.3 hereof.

          4.2.5. To submit a reserves appraisal report based on the outcome of test production and exploration operations to the federal and respective territorial geologic information fund within a five-year period from the date of license state registration.

          4.2.6. To submit to Saratovnedra an information report on the outcomes of the works conducted as well as a letter of intent (if any) to further conduct prospect evaluation survey at separate promising areas with specification of their boundaries, additional volumes, kinds and terms of works, within a five-year period from the date of license state registration.

          4.3. The right to subsurface use within the boundaries of the geological allotment shall be terminated after expiration of a five-year period from the date of license state registration, except for the following areas:

1)	The areas of discovered hydrocarbon fields, where the License Holder plans to conduct further exploration and production of hydrocarbon materials;
2)	The areas, where the License Holder plans to conduct further prospect prospecting and appraisal survey, on the basis of the prompt written notice.

          4.4. In case of field discovery within the boundaries of the subsurface site the License Holder shall conduct the following set of works:

          4.4.1. To submit the report on hydrocarbons reserve calculation for the state expert review within a one-year period from the field discovery date (the first commercial hydrocarbons inflow during exploration well testing);

          4.4.2. To agree and approve the "Program of exploration of resources at the discovered field" in accordance with the established order within a one-year period from the date of state expert review of the discovered field reserves;

          4.4.3. To start seismic works (2D or 3D) or drilling of the exploration well within the boundaries of the discovered field within a two-year period from the date of state expert review of the reserves;

          4.4.4. To complete construction of at least one exploration well at the discovered field within a three-year period from the date of state expert review; to conduct the works in accordance with the agreed and approved "Program of exploration of resources at the discovered field" in accordance with the established order;

          4.4.5. To ensure completion of the set of works within a five-year period from the date of state expert review of the reserves in accordance with the "Program for exploration of resources at the discovered field", with the work volume not lower than the figures specified in clauses 4.4.4 hereof, and to submit the hydrocarbons appraisal report for the state expert review.

          4.4.6. To elaborate an engineering design document for the respective field development stage (test production or experimental program) and submit for approval and expert review in accordance with the established order within a one-year period from the date of state expert review of the hydrocarbon reserves;

          4.4.7. To bring the field to the respective development stage within a one-year period from the approval date of the engineering design document;

          4.4.8. To bring the field to the subsequent stages of its development within time period, determined by the authorized state bodies, during approval and expert review of the previously compiled engineering design documents.

          4.5. Field prospecting works on the subsurface site are allowed provided the following requirements are met:

          1) availability of the operation plan, agreed in accordance with the established order, which underwent the required approvals and expert reviews;

          2) availability of state registration made in accordance with the established order; 3) availability of registered land allotments related to respective areas of work.

          4.6. Production of hydrocarbons is allowed provided that the following requirements are met:

          1) availability of the hydrocarbon reserves approved in accordance with the established order and accompanying valuable elements;

          2) availability of the design documents for field development and construction approved in accordance with the established order, which underwent the required approvals and expert reviews;

          3) availability of the mining allotment certifying the specified allotment boundaries, registered by the territorial body under the Federal Service for Environmental, Technological and Nuclear Supervision;

          4) availability of registered land allotments related to respective areas of work.

               4.7. The License Holder shall ensure compliance with the approved design documents for subsurface geological prospecting, field exploration and hydrocarbons production, including the sections related to hydrocarbons production levels and achievement of the design capacity.

          4.8. The License Holder accepts the well stock, located within the boundaries of the subsurface site, including liquidated and suspended wells, in accordance with the established order within a one-year period from the date of license state registration.

          4.9. The License Holder shall develop and approve the project of abandonment operations at the field in accordance with the established order after obtaining required approvals and expert review results within a two-year period prior to the scheduled termination of hydrocarbon resources production.

          4.10. In case of new hydrocarbon deposit discovery within the boundaries of the fields under development, the License Holder shall submit respective information on new deposits and specified intentions concerning this discovery to Rosnedra (the Federal Agency on Subsurface Use) and its territorial subdivision within a 30-day period from the acceptance date of the test results concerning the producing formation.

          The License Holder shall have a right to develop a new deposit after state expert review of the reserves and approval of the engineering design document, concerning deposit development or supplements to the effective design documents in accordance with the established order.

          4.11. The hydrocarbon materials extracted from the deposit shall be deemed property of the License Holder.

Article 5. Efficient Subsurface Management and Protection, Environmental and Safety Requirements

          5.1. The License Holder is obliged:

          5.1.1. To conduct assessment of the current background pollution level at the operational area of the subsurface site within a one-year period from the date of license state registration.

          5.1.2. Within a two-year period from the date of license state registration to develop and get approved the environmental monitoring program and the subsurface state monitoring program in accordance with the established order, to start its implementation voluntarily submitting the information to state regulatory bodies.

          5.1.3. To promptly inform the environmental bodies and the executive authorities of the Saratov region of all emergency emissions (discharges) into the environment.

          5.1.4. To prevent accumulation of industrial and domestic waste in water catchment areas and places of occurrence of the subsurface waters used for domestic and industrial water supply.

          5.1.5. To ensure exhaustive character of geological survey, efficient complex use and protection of subsurface.

          5.1.6. To prevent excessive losses of hydrocarbon materials and random depletion of the most producing field areas, which results in general disturbance of the deposit energy system.

          5.1.7. To continually maintain documentation concerning hydrocarbon production, as well as geological, surveying, routine and other documentation required for conduct of all kinds of operations on the subsurface site and to ensure storage of this documentation.

          5.1.8. To ensure utilization of the produced gas in accordance with the design documents concerning field development, which were approved in accordance with the established order and underwent all required adjustments and expert reviews.

          5.1.9. To keep reliable record of the recoverable and non-recoverable hydrocarbon reserves pertaining to all of the field development related facilities.

          5.1.9. To exercise control over technical state of the well stock, including the liquidated ones, those located within the boundaries of the subsurface site within the license validity period, to eliminate uncovered violations at its own expense.

          5.1.10. To observe the established order concerning suspension and abandonment of the wells (which will not to be used) and recultivation of disturbed lands.

          5.1.11. To ensure observance of other requirements of the Russian Federation legislation, as well as standards (norms, regulations) approved in accordance with the established order regulating the issues of subsurface efficient use and protection, environmental protection, safe conduct of operations.

          5.2. The basic requirements to subsurface efficient use and protection, environmental protection and safe conduct of operations related to geological prospecting, exploration and production of hydrocarbons within the boundaries of Krasnoarmeisk-2 area shall be set in design documents concerning respective kinds of operations and agreed with the territorial subdivision of Federal Service for Environmental, Technological and Nuclear Supervision.

Article 6. Taxes and Payments

          6.1. The License Holder shall pay the following taxes and dues to the budget of the Russian Federation for subsurface use:

          6.1.1. Lump sum payment for subsurface use of Krasnoarmeisk-2 area in the amount of 11,000,000 (eleven million) Russian rubles fixed in accordance with a Decree "On approval of Auction results" No. 44 dated July 20, 2007, (Annex 2 to the license), net of the previously paid down payment in the amount of 10,000,000 (ten million) Russian rubles.

          The residual clause of the lump sum payment shall be paid within a 30-day period from the moment of state registration of the license to subsurface use.

          6.1.2. The fee for issuing the license to subsurface use in the amount of 7,500 (seven thousand five hundred) rubles shall be paid within a 20-day period from the date of license state registration.

          6.1.3. The payment for using geological information on subsurface, which was initially obtained as a result of state-initiated geological prospecting of subsurface and provided by the Federal Agency for Subsurface Use or its territorial subdivision.

          The exact amount of payment for using geological information shall be fixed in accordance with the established order with due regard to its scope, kind and application properties.

          6.2. The License Holder shall make the following regular payments for subsurface use:

          6.2.1. Regular payments for subsurface use aimed at hydrocarbon fields exploration and appraisal shall be made for the total subsurface site area at the following rate (from the date of license state registration):
               120 Russian rubles per 1 sq.km – the first three calendar years,
               240 Russian rubles per 1 sq.km – the fourth-fifth calendar years,
               360 Russian rubles per 1 sq.km – from the sixth calendar year.

          6.2.2. The regular payments for subsurface use aimed at hydrocarbon fields exploration shall be made for the total subsurface site area, where hydrocarbon reserves are established and recorded in the Russian Federal State Reserves register (outside the mining allotment line) at the following rate (from the date of license state registration):
               5,000 rubles per 1 sq.km – the first nine calendar years,
               10,000 rubles per 1 sq.km – the tenth-eleventh calendar years,
               15,000 rubles per 1 sq.km – the twelfth-fourteenth calendar years.
               20,000 rubles per 1 sq.km – from the fifteenth calendar year.

          6.3. For the purposes of this Agreement the time period according to the Gregorian calendar beginning from the date of license state registration and ending on December 31 of the same year shall be considered the first calendar year.

          The period from January 1, to December 31 of each year shall be deemed subsequent years.

          6.4. The License Holder shall pay the other taxes and dues fixed in accordance with the Russian Federation legislation on taxes and dues, including the land fee and the mineral extraction tax when producing hydrocarbons.

          6.5. In case of making amendments into the Russian Federation legislation the License Holder shall pay taxes and dues with regard to these amendments.

Article 7. Subsurface Data

          7.1. Geological and other information on subsurface obtained at the state expense, including withholdings for rehabilitation of the mineral resources base shall be deemed state property.

          The License Holder has a right to obtain exhaustive geological information on the provided subsurface site for a fee.

          7.2. The geological information obtained by the License Holder at its own expense shall be deemed its property and according to the Law of Russian Federation "On Subsurface Resources" shall be submitted by the License Holder to the federal and territorial geological information collection with determination of its use conditions, also for commercial purposes.

          7.3. The License Holder shall ensure integrity of the core material obtained in the course of well drilling or hand over to the data storage enterprise at least 50

% of the core material on a free basis for subsequent storage as agreed with the Subsurface Manager.

          7.4. The information confidentiality degree, the procedure and conditions of its use, its protection mode shall be defined by the information owner in accordance with the Russian Federation legislation.

          7.5. The Ministry of Natural Resources of Russian Federation, Rosnedra and its territorial subdivisions have a right to gratuitously use the information owned by the License Holder solely to the state benefit when elaborating federal and territorial programs for subsurface geological survey and use, rehabilitation of the mineral resources base, arranging auctions and contests concerning the neighboring sites.

Article 8. Reports

          8.1. The License Holder is obliged:

          8.1.1. To promptly submit reliable reporting documents on performance results on the subsurface site envisaged by the Russian Federation legislation to the respective governmental authorities.

          8.1.2. To submit the following information to the federal and territorial geological information collection:

          1) report on results of seismic and other operations, including graphical applications – within the terms set by the state registration service concerning geologic exploration,

          2) report on drilling results and exploration well testing, including graphical applications - within the terms set by the state registration service concerning geologic exploration,

          3) report on hydrocarbons reserve appraisal – within a one-month period from the date of state expert review conclusion on reserves,

          4) other reporting documents, concerning results of the geological exploration conducted on the subsurface site, including issue-related documents.

          8.1.3. To inform the Subsurface Manager of all cases of new deposit or field discovery within the boundaries of the subsurface site.

          8.1.4. To annually submit information on reserves increment and hydrocarbons production, including the losses of all components, to the Subsurface Manager in accordance with the established order.

          8.2. The License Holder shall participate in all meetings, conferences and other events arranged by the Subsurface Manager in order to discuss geologic exploration results and plans, as well as the other issues concerning subsurface use, including rehabilitation of the hydrocarbons resource base.

Article 9. Monitoring of Compliance with the Subsurface Use Terms And Conditions

          9.1. State control over geological prospecting, subsurface efficient use and protection is exercised by state geological supervisory bodies and state mining supervisory bodies in cooperation with environmental and other supervisory bodies.

          9.2. State control over safe conduct of the operations related to subsurface use is exercised by state mining supervisory bodies.

          The state mining supervisory bodies shall perform their activities in cooperation with state geological supervisory bodies, environmental and other supervisory bodies.

          9.3. Control and supervision over compliance with subsurface use conditions on the part of the License Holder, carrying out inspections and taking measures aimed at elimination of traced violations shall be exercised in accordance with the legislation of the Russian Federation.

          9.4. The License Holder shall provide representatives of the respective supervisory bodies with transport, access to the operating facilities, as well as the required information related to subsurface site use on a confidential basis under the issued license.

Article 10. Validity period of the Agreement

          10.1. This Agreement is integral part of the license to subsurface use and shall come into effect from the date of its state registration and be valid within the validity period of the license.

Article 11. Miscellaneous

          11.1. The headings of the articles contained in this Agreement are specified solely for convenience purposes and shall not affect its interpretation.

          11.2. In case of contradiction of all or separate provisions hereof with the provisions of the newly adopted legislation of the Russian Federation, the Parties shall be guided by the newly adopted provisions of the Russian Federation legislation and shall make respective amendments into this Agreement to eliminate the aforesaid contradictions.

          11.3. Any amendments and complements to the provisions of this Agreement can be made via finalizing a supplement to this Agreement signed by both of the Parties.

          The complements to this Agreement is integral part of the subsurface use license and shall come into effect from the date of their state registration in accordance with the order similar to that employed for license state registration.

          11.4. The cooperation of License Holder and the local authorities of the Saratov region shall be fixed by respective agreements on regional social and economic development.

          11.5. The License Holder shall inform the Subsurface Manager of all changes in contact telephone numbers and articles of association within a 15-day period from the introduction date of these changes.

          11.6. The Parties shall be guided by the legislation of the Russian Federation in respect to all the issues not specified in the license to subsurface use of Krasnoarmeisk-2 area and its Annexes.

Article 12. Addresses of the Parties:

12.1.      Subsurface Manager:
Territorial Subsurface Use Agency for Saratov region,
410012, Saratov, Moskovskaya Street, 70

12.2.      License Holder:
Attik-Neft Limited Liability Company,
410005, Saratov, Bolshays Gornaya Street, 231/241

Head	Director of
Territorial Subsurface Use Agency	ATTIK-NEFT LLC
for Saratov Region

___________ V.Y. Morozov	___________ E.Y. Denisova

August 15, 2007	August 16, 2007

FEDERAL SUBSURFACE USE AGENCY
(ROSNEDRA)	ATTIK-NEFT
TERRITORIAL SUBSURFACE USE	Limited Liability
AGENCY FOR SARATOV REGION	Company
(SARATOVNEDRA) *OGRN (PRIMARY	Saratov
STATE REGISTRATION NUMBER)
1040405025040*

Annex No. 3
to license SRT*01152* NR
"Location Map of Krasnoarmeisky-2 Area"

Приложение 3 к лицензии
СРТ 01152 НР

Обзорная схема расположения Красноармейского 2 участка недр

Красноармейское
Паницкий
Сосновка
Березовка
Луганское
Заумарье
Некрасово
1
2
3
Мордово
Степное
Бобровка
Приволжск
Ахмат
Сплавнуха
Красноармейск
Садовое
Карамыш
Высокое
5
4
Стар. Топовка
Карамыш
Ключи
Ваулино
Ревино
Карамышевка
Кубасово
Рогаткино
Суворовский
Каменский
Клубково
Гусево
Золотое
Суворово
Меловое
Трубино
Первомайское

Площадь участка - 396,7 кв.км

Условные обозначения

- Границы Красноармейского 2 участка недр
- Административная граница Саратовской области
- Граница административных районов
- Населенные пункты
- Дороги:
  - железные дороги
  - шоссейные
  - грунтовые
  - полевые
- Реки

Координаты угловых точек
участка недр

Начальник Управления
по недропользованию
по Саратовской области

В.Ю.Морозов